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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to incorporation by reference in the registration statement (No. 333-102320) on Form S-8 of Bright Horizons Family Solutions, Inc. of our report dated June 21, 2006, with respect to the financial statements of the Bright Horizons Family Solutions, Inc. 401(k) Plan for the years ended December 31, 2005 and 2004, which report is included in this annual report on Form 11-K.


/s/ GRAY, GRAY & GRAY, LLP
Westwood, Massachusetts
June 28, 2006